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                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [_]

  Check the appropriate box:
  [_] Preliminary Proxy Statement          [_] Confidential, For Use of the
                                               Commission Only (as permitted by
  [X] Definitive Proxy Statement               Rule 14a-6(e)(2))
  [_] Definitive Additional Materials
  [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          PREMIERE TECHNOLOGIES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
  [X] No fee required.
  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
    11.

    (1) Title of each class of securities to which transaction applies:
     ------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
     ------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
        determined):
     ------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
     ------------------------------------------------------------------
    (5) Total fee paid:
     ------------------------------------------------------------------
  [_] Fee paid previously with preliminary materials:
  [_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid: _________________________________________

    (2) Form, Schedule or Registration Statement no.: ___________________

    (3) Filing Party: ___________________________________________________

    (4) Date Filed: _____________________________________________________

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

                          PREMIERE TECHNOLOGIES, INC.
                           3399 PEACHTREE ROAD, N.E.
                              THE LENOX BUILDING
                                   SUITE 600
                            ATLANTA, GEORGIA 30326

                               ----------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ----------------

                          TO BE HELD ON JULY 29, 1998

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Premiere Technologies, Inc., a Georgia corporation, will be held on Wednesday, July 29, 1998, at 9:00 a.m., Atlanta time (the "Annual Meeting"), at the JW Marriott Hotel at Lenox, 3300 Lenox Road, N.E., Atlanta, Georgia 30326, for the following purposes:

  1. To elect two directors for three-year terms; and

  2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on May 20, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

  All shareholders are cordially invited to attend the Annual Meeting in person. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy. In accordance with Georgia law, a list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder, his agent or attorney at the time and place of the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Patrick G. Jones
                                          ---------------------------
                                          Patrick G. Jones
                                          Corporate Secretary

Atlanta, Georgia
July 7, 1998

                          PREMIERE TECHNOLOGIES, INC.
                           3399 PEACHTREE ROAD, N.E.
                              THE LENOX BUILDING
                                   SUITE 600
                            ATLANTA, GEORGIA 30326

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JULY 29, 1998

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Premiere Technologies, Inc., a Georgia corporation (the "Company" or "Premiere"), for use at the Annual Meeting of the Shareholders of the Company to be held on Wednesday, July 29, 1998, at 9:00 a.m., Atlanta time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the JW Marriott Hotel at Lenox, 3300 Lenox Road, N.E., Atlanta, Georgia 30326. These proxy solicitation materials were first mailed on or about July 8, 1998, to all shareholders entitled to vote at the Annual Meeting.

  Shareholders of record at the close of business on May 20, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 46,286,140 shares of the Company's common stock, $.01 par value (the "Common Stock"), outstanding and entitled to vote. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders at the Annual Meeting. As of the close of business on the Record Date, there was one share of the Company's Series B Voting Preferred Stock (the "Preferred Stock") outstanding and entitled to vote. The holder of the outstanding share of Preferred Stock is entitled to the number of votes that the holders of the shares of exchangeable non-voting shares of Voice-Tel of Canada Limited, a subsidiary of the Company (the "Exchangeable Shares"), would be entitled to cast if all such Exchangeable Shares were exchanged for Common Stock on a one-to-one ratio. As of the close of business on the Record Date, 329,840 Exchangeable Shares were outstanding.

  At the Annual Meeting, the shareholders of the Company will be asked to: (i) elect two Class I directors for three-year terms; and (ii) transact such other business as may properly come before the Annual Meeting.

  The presence at the Annual Meeting in person or by proxy of a majority of the votes entitled to be cast by holders of Common Stock and Preferred Stock will constitute a quorum for business at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the number of votes "for" and abstentions (including instructions to withhold authority to vote) will be used.

  All properly executed proxies delivered to the Company by shareholders entitled to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. In voting for the proposal to elect directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. IN THE ABSENCE OF INSTRUCTIONS, THE SHARES REPRESENTED BY A SIGNED AND DATED PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT. In all other matters that properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

  The cost of preparing, assembling, printing and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares will be borne by the Company. Certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. In addition, the Company has retained Morrow & Co. to assist with the solicitation of proxies, the estimated cost of which is $4,500, plus expenses.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth to the best of the Company's knowledge certain information regarding the beneficial ownership of Common Stock as of June 30, 1998, with respect to the following: (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director and each person nominated to become a director; (iii) each Named Executive Officer (as defined below); and (iv) all executive officers, directors and each person nominated to become a director as a group.

                                                     BENEFICIAL     PERCENTAGE
                                                    OWNERSHIP OF     OF CLASS
NAME OF BENEFICIAL OWNER                           COMMON STOCK(1)  OUTSTANDING
------------------------                           ---------------  -----------
Boland T. Jones..................................     3,594,248(2)     7.52%
West Highland Capital, Inc.......................     3,120,000(3)     6.74%
D. Gregory Smith.................................     1,763,814(4)     3.78%
George W. Baker, Sr..............................       130,832(5)       *
Raymond H. Pirtle, Jr. ..........................        63,030(6)       *
Roy B. Andersen, Jr..............................       230,999(7)       *
Jeffrey A. Allred................................       138,849(8)       *
William P. Payne.................................         5,500          *
Patrick G. Jones.................................       375,552(9)       *
Harvey A. Wagner.................................         4,750          *
All current executive officers and directors as a
 group (8 persons)...............................     4,543,760(10)    9.43%

--------
  * Less than one percent.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of the Company's Common Stock subject to warrants or options that are currently exercisable or exercisable within 60 days of June 30, 1998 are deemed to be outstanding and to be beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Includes 1,925,744 shares held of record by Mr. Jones, 1,523,624 shares subject to warrants or options that are currently exercisable or exercisable within 60 days, 590 shares held of record by Mr. Jones' wife for which Mr. Jones holds the right to vote pursuant to an irrevocable proxy granted by Mrs. Jones to Mr. Jones, and 144,290 shares held of record by 22 shareholders for which Mr. Jones holds the right to vote pursuant to irrevocable proxies granted by such shareholders to Mr. Jones. Does not include (i) 200 shares held of record by Mr. Jones' wife, as custodian for the benefit of an unrelated minor child under the Uniform Gifts to Minors Act, or (ii) 90,900 shares held in three grantor retained annuity trusts, as to which shares Mr. Jones disclaims beneficial ownership. The address of Mr. Jones is 3399 Peachtree Road N.E., The Lenox Building, Suite 600, Atlanta, Georgia 30326.
 (3) This information is based solely on a Schedule 13G filed jointly by West Highland Capital, Inc. ("WHC"), Lang H. Gerhard ("Gerhard"), Estero Partners, LLC ("LLC"), West Highland Partners, L.P. ("WHP") and Buttonwood Partners, L.P. ("BW") (collectively, the "Filers"). Such
     Schedule 13G states that WHC and Gerhard have shared voting and dispositive power with respect to 3,120,000 shares of Common Stock, and LLC, WHP and BW have shared voting and dispositive power with respect to 2,589,850 shares, 2,214,948 shares and 374,902 shares, respectively. Such
     Schedule 13G also states that: (i) WHC is a registered investment advisor; (ii) Gerhard is the sole shareholder of WHC and the manager of LLC; and (iii) WHC, LLC and Gerhard are general partners of WHP and BP, which are investment limited partnerships. The address of these Filers is 300 Drake's Landing Road, Suite 290, Greenbrae, California 94904.
 (4) Includes 1,403,814 shares held of record by Mr. Smith and 360,000 shares subject to options or warrants that are currently exercisable or exercisable within 60 days.

 (5) Includes 110,832 shares held of record by Mr. Baker and 20,000 shares subject to warrants or options that are currently exercisable or exercisable within 60 days. Does not include 44,000 shares held of record by Mr. Baker's wife, as to which shares Mr. Baker disclaims beneficial ownership.
 (6) Includes (i) 50,000 shares and (ii) 3,030 shares issuable upon conversion of $100,000 of the 5 3/4% Convertible Subordinated Notes Due 2004 of Premiere (the "Notes") which are convertible into Common Stock at an exercise price of $33.00 per share, all of which are held in a 401(k) plan for the benefit of Mr. Pirtle. Also includes 10,000 shares subject to warrants or options that are currently exercisable or exercisable within 60 days.
 (7) Includes 229,059 shares held of record by Mr. Andersen and 1,940 shares subject to options that are currently exercisable or exercisable within 60 days.
 (8) Consists of 138,849 shares subject to warrants or options that are currently exercisable or exercisable within 60 days.
 (9) Includes 9,528 shares held of record by Mr. Jones, 208,000 shares subject to warrants or options that are currently exercisable or exercisable within 60 days, and 158,024 shares owned by five trusts of which Mr. Jones is the sole trustee.
(10) Includes 1,902,413 shares subject to warrants or options that are currently exercisable or exercisable within 60 days, and 3,030 shares issuable upon conversion of $100,000 of the Notes that are held in a 401(k) plan for the benefit of Mr. Pirtle.

                             ELECTION OF DIRECTORS
                          (ITEM NO. 1 ON PROXY CARD)

  The Amended and Restated Bylaws (the "Bylaws") of the Company provide that the Board of Directors shall consist of not less than three nor more than seven members, as fixed from time to time by resolution of the Board of Directors. The Board of Directors is currently set at six members. The Bylaws also provide for the division of the Board of Directors into three classes, with the directors in each class serving for a term of three years. The terms of the two directors in the class to be elected at this Annual Meeting ("Class I") will expire at the annual meeting of shareholders in 2001; the terms of the two directors in the second class ("Class II") will expire at the annual meeting of shareholders in 1999; and the terms of the two directors in the third class ("Class III") will expire at annual meeting of shareholders in 2000.

  At the Annual Meeting, the shareholders will be asked to elect two Class I directors to serve until the annual meeting of shareholders in 2001. The Board of Directors has nominated William P. Payne and Jeffrey A. Allred for election as the Class I directors. These individuals are currently serving as directors of the Company. Mr. Payne was appointed by the Board of Directors in May 1998 to fill the vacancy created by the resignation of Eduard J. Mayer as a Class I director in April 1998. Mr. Allred was appointed by the Board of Directors as a Class I director in May 1998 to fill the vacancy created when the size of the Board of Directors was increased, thereby creating an additional Class I director.

  Directors are to be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy by the holders of shares entitled to vote. Votes that are withheld will not be counted and will have no effect. If any of the nominees should become unavailable to serve for any reason (which is not anticipated), the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed form of proxy will vote all valid proxies for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until the Board of Directors elects a suitable candidate or candidates or by resolution reduce the authorized number of directors.

NOMINEES FOR DIRECTORS

  The names of the nominees, their ages as of the Record Date and certain other information about them are set forth below:

NAME                     AGE DIRECTOR CLASS POSITION WITH COMPANY           DIRECTOR SINCE
----                     --- -------------- ---------------------           --------------
William P. Payne........  50    Class I     Director(1)                          1998
Jeffrey A. Allred.......  44    Class I     Executive Vice President of          1998
                                            Strategic Development and
                                            Director

--------
(1)Mr. Payne is also the Chairman of Orchestrate.com, Inc., a wholly-owned subsidiary of the Company ("Orchestrate.com").

  William P. Payne has served as a director of the Company since May 1998. Effective July 6, 1998, Mr. Payne became the Chairman of Orchestrate.com. Mr. Payne was a Vice Chairman of NationsBank Corporation from 1997 until June 1998. He was President and Chief Executive Officer of the Atlanta Committee for the Olympic Games from 1991 to 1997. Mr. Payne is also a director of Cousins Properties, Inc., Jefferson-Pilot Corporation, Anheuser-Busch Companies, Inc. and ACSYS, Inc.

  Jeffrey A. Allred has served as Executive Vice President of Strategic Development of the Company since August 1997 and as a director of the Company since May 1998. From June 1996 until July 1997, Mr. Allred was a partner in the Atlanta, Georgia office of the law firm of Alston & Bird LLP. From February 1992 until June 1996, Mr. Allred was a partner in the Atlanta, Georgia office of the law firm of Nelson Mullins Riley & Scarborough, L.L.P.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS

  The names of the incumbent directors and executive officers (other than the director nominees), their ages as of the Record Date and certain other information about them are set forth below:

NAME                      AGE DIRECTOR CLASS POSITION WITH COMPANY              DIRECTOR SINCE
----                      --- -------------- ---------------------              --------------
Boland T. Jones.........   38   Class III    President and Chief Executive           1991
                                             Officer, Chairman of the Board
                                             and Director
George W. Baker, Sr.....   63   Class III    Director                                1991
Raymond H. Pirtle, Jr...   57   Class II     Director                                1997
Roy B. Andersen, Jr.....   49   Class II     Director(1)                             1998
Harvey A. Wagner........   57    --          Executive Vice President of              --
                                             Finance and Administration and
                                             Chief Financial Officer
Patrick G. Jones........   47    --          Senior Vice President, Chief             --
                                             Legal Officer and Corporate
                                             Secretary

--------
(1) Mr. Andersen is also the President and Chief Executive Officer of Xpedite Systems, Inc. ("Xpedite"), a wholly-owned subsidiary of the Company.

  Boland T. Jones, a founder of the Company, has served as a director and Chief Executive Officer and President of the Company since its inception in July 1991. Since September 1993, Mr. Jones has served as the Chairman of the Board of Directors. From 1986 until founding the Company, Mr. Jones served as Chairman, Chief Executive Officer and President of American Network Exchange, Inc., a diversified transmission provider specializing in niche markets. Mr. Jones' term as a director expires in 2000.

  George W. Baker, Sr. has been a director of the Company since the Company's inception in July 1991. Since July 1988, Mr. Baker has served as a Director, President and Chief Executive Officer of Taco Tico, Inc., a Wichita, Kansas based franchisor of Mexican restaurants. Mr. Baker's prior experience also includes service on the Board of Directors of Kentucky Fried Chicken Corporation, as President of Kentucky Fried Chicken Operating Company and as President, Chief Executive Officer and shareholder of Mr. Gatti's, Inc., a pizza restaurant chain. Mr. Baker's term as a director expires in 2000.

  Raymond H. Pirtle, Jr. has been a director of the Company since June 1997. Mr. Pirtle has been a managing director and a member of the Board of Directors of SunTrust Equitable Securities Corporation since February 1989. Prior to that date, Mr. Pirtle was a general partner of J.C. Bradford & Co. Mr. Pirtle is a member of the Board of Directors of Sirrom Capital Corporation, a publicly traded small business investment company. Mr. Pirtle's term as a director expires in 1999.

  Roy B. Andersen, Jr. serves as the President and Chief Executive Officer of Xpedite and since February 27, 1998, as a director of the Company. Prior to Xpedite's acquisition by Premiere on February 27, 1998, Mr. Andersen served as President, Chief Executive Officer and a director of Xpedite since its formation in July 1988. From February 1987 until July 1988, Mr. Andersen served as Executive Vice President and Chief Operating Officer of Electronic Courier Systems, Inc. Mr. Andersen's term as a director expires in 1999.

  Harvey A. Wagner has served as Executive Vice President of Finance and Administration and Chief Financial Officer of the Company since May 1998. From June 1994 until April 1998, Mr. Wagner was Senior Vice President of Finance, Chief Financial Officer and Treasurer of Scientific-Atlanta, Inc. From September 1989 until April 1994, Mr. Wagner was Vice President of Finance and Chief Financial Officer of ComputerVision Corporation, a supplier of CAD/CAM/CAE software and services.

  Patrick G. Jones has served as Senior Vice President and Chief Legal Officer of the Company since May 1998. From November 1995 until May 1998, Mr. Jones served as Senior Vice President of Finance and Legal of the Company. Since December 1995, Mr. Jones has also served as the Company's Corporate Secretary. From February 1993 until November 1995, Mr. Jones was a partner in the Atlanta, Georgia office of the law firm of Nelson Mullins Riley & Scarborough, L.L.P. From February 1989 until February 1993, Mr. Jones was a partner in the Atlanta, Georgia law firm of Long, Aldridge & Norman.

COMMITTEES, MEETINGS AND ATTENDANCE

  The Company's Board of Directors has established the following committees:

  The Executive Committee, which did not meet in 1997, may, within certain limitations, during the interval between Board meetings, exercise all of the powers of the Company's Board of Directors. The Executive Committee was comprised of Boland T. Jones and D. Gregory Smith until Mr. Smith's resignation from the Board of Directors on September 4, 1997. The Executive Committee is currently comprised of Mr. Jones.

  The Audit Committee, which met two times in 1997, is responsible for reviewing and making recommendations regarding the Company's independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The Audit Committee was comprised of Raymond H. Pirtle, Jr. and Eduard J. Mayer until Mr. Mayer's resignation from the Board of Directors. The Audit Committee is currently comprised of Mr. Pirtle.

  The Compensation Committee, which did not meet, but took action by unanimous written consent on one occasion in 1997, is responsible for making recommendations to the Board of Directors regarding compensation arrangements for key employees and key consultants of the Company. The Compensation Committee is comprised of George W. Baker, Sr. and Mr. Pirtle.

  The Strategic Planning Committee, which did not meet in 1997, is responsible for the Company's strategic planning. The Strategic Planning Committee was comprised of Mr. Pirtle and Mr. Mayer until Mr. Mayer's resignation from the Board of Directors. The Strategic Planning Committee is currently comprised of Mr. Pirtle.

  The 1994 Stock Option Plan Committee, which did not meet in 1997, administers the 1994 Stock Option Plan. The 1994 Stock Option Plan Committee was comprised of Boland T. Jones, D. Gregory Smith and George W. Baker, Sr. until Mr. Smith's resignation from the Board of Directors. The 1994 Stock Option Plan Committee is currently comprised of Messrs. Boland T. Jones and Baker.

  The 1995 Stock Plan Committee, which did not meet, but took action by unanimous written consent on five occasions in 1997, administers the 1995 Stock Plan. The 1995 Stock Plan Committee was comprised of Messrs. Baker and Mayer until Mr. Mayer's resignation from the Board of Directors. The 1995 Stock Plan Committee is currently comprised of Messrs. Baker and Pirtle.

  The Board of Directors as a whole acts as a nominating committee to select management's nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by shareholders if submitted to the Board in accordance with the procedures specified in the Company's Bylaws. The Bylaws provide that a shareholder seeking to nominate candidates for election as directors at a meeting of shareholders must provide notice of such nomination not less than 60 nor more than 90 days prior to the meeting, and such notice must provide the Company certain information regarding the nominees.

  During 1997, ten meetings of the Board of Directors were held and the Board took action by unanimous written consent on 18 occasions. Each director attended in excess of 75% of the total number of meetings of the Board and each committee on which he served in 1997.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth certain information concerning compensation earned for services rendered in all capacities to the Company by (i) the Company's Chairman and President and the two other most highly compensated executive officers of the Company (determined as of December 31, 1997), who represent the only other executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1997, and (ii) D. Gregory Smith, who resigned as an executive officer and director of the Company on September 4, 1997 (each person listed in (i) and (ii) are hereinafter referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                       ANNUAL COMPENSATION       COMPENSATION
                                  ------------------------------ ------------
                                                    OTHER ANNUAL  SECURITIES   ALL OTHER
                                            BONUS   COMPENSATION  UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  SALARY    $(1)      ($)(2)    OPTIONS (#)     ($)(3)
---------------------------  ---- -------- -------- ------------ ------------ ------------
Boland T. Jones.........     1997 $213,429 $    -0-   $ 16,500       250,000    $ 75,681
 Chairman of the Board       1996  200,000      -0-     16,500        50,000      21,902
 of Directors and            1995  175,450  126,128     52,415     1,464,000      24,359
 President and Director
Patrick G. Jones(4).....     1997  157,188      -0-     12,000        50,000       2,683
 Senior Vice President,      1996  150,000      -0-     12,000        15,000       2,690
 Chief Legal Officer and     1995   25,000      -0-      2,000       246,000       1,066
 Secretary
Jeffrey A. Allred(5)....     1997   66,667   50,000      4,000       450,000         -0-
 Executive Vice
 President of Strategic
 Development and
 Director
D. Gregory Smith(6).....     1997  178,929      -0-     48,640       250,000(7)   42,783
 Former Executive Vice       1996  200,000      -0-     16,500        50,000      24,681
 President, Assistant        1995  151,250  126,128     40,660     1,464,000      27,601
 Secretary and Former
 Director

--------
(1) For Boland T. Jones and D. Gregory Smith, reflects bonuses paid pursuant to their employment agreements which provided for bonuses calculated, in 1995, as a percentage of the Company's operating revenues and adjusted earnings before interest and taxes and determined in accordance with such employment agreements. Messrs. Boland Jones and Smith and Patrick G. Jones waived their rights under their employment agreements to bonuses in 1996 and 1997, and in consideration therefore, received a grant of certain stock options. The stock options granted to Mr. Smith in 1997 in lieu of bonus compensation were canceled. See "--Option Grants in Last Fiscal Year." For Jeffrey A. Allred, $50,000 represents a bonus paid upon joining the Company.
(2) For Boland T. Jones, consists of: (i) for 1997, $4,500 of club dues paid on Mr. Jones' behalf and $12,000 paid related to Mr. Jones' auto allowance; (ii) for 1996, $4,500 of club dues paid on Mr. Jones' behalf and $12,000 paid related to Mr. Jones' auto allowance; and (iii) for 1995, $39,665 of initiation fees and club dues paid on Mr. Jones' behalf and $12,750 paid related to Mr. Jones' auto allowance. For D. Gregory Smith, consists of: (i) for 1997, $38,140 of initiation fees and club dues paid on Mr. Smith's behalf and $10,500 paid related to Mr. Smith's auto allowance; (ii) for 1996, $4,500 of club dues paid on Mr. Smith's behalf and $12,000 paid related to Mr. Smith's auto allowance; and (iii) for 1995, $27,910 of initiation fees and club dues paid on Mr. Smith's behalf and $12,750 paid related to Mr. Smith's auto allowance. For Patrick G. Jones, for 1997, 1996 and 1995, consists of $12,000, $12,000 and $2,000, respectively, paid to Mr. Jones' for his auto allowance. For Jeffrey A. Allred, consists of $4,000 paid related to Mr. Allred's auto allowance.
(3) For Boland T. Jones, consists of: (i) for 1997, $19,770 of premiums on split dollar life insurance, $26,850 paid related to tax planning and $29,061 paid related to personal aircraft usage; (ii) for 1996, $20,370 of premiums on split dollar life insurance, $877 of legal fees and $655 of premiums paid on term life insurance; and (iii) for 1995, $18,440 of premiums on split dollar life insurance, $4,245 of imputed interest on non-interest bearing loans made by the Company to Mr. Jones, $1,019 for certain estate planning expenses and $655 of premiums paid on term life insurance. For D. Gregory Smith, consists of: (i) for 1997, $22,740 of premiums paid on split dollar life insurance, $11,850 paid related to tax planning and $8,193 paid related to personal aircraft usage; (ii) for 1996, $23,180 of premiums paid on split dollar life insurance, $575 of legal fees and $926 of premiums paid on term life insurance; and (iii) for 1995, $21,080 of premiums on split dollar life insurance, $4,529 of imputed interest on non-interest bearing loans made by the Company to Mr. Smith, $1,066 for certain estate planning expenses and $926 of premiums paid on term life insurance. For Patrick G. Jones, consists of: (i) for 1997, $2,683 for premiums paid on term life insurance; (ii) for 1996, $2,690 of premiums paid on term life insurance; and (iii) for 1995, $1,066 for certain estate planning expenses.
(4) Mr. Jones joined the Company as an executive officer on November 1, 1995.
(5) Mr. Allred joined the Company as an executive officer on August 11, 1997.
(6) Mr. Smith resigned as an executive officer and director of the Company effective September 4, 1997.
(7) All options to acquire 250,000 shares of Common Stock were canceled effective September 4, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information concerning each grant of stock options to the Named Executive Officers during the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                         ---------------------------------------------
                                                                       POTENTIAL REALIZABLE VALUE
                                                                           AT ASSUMED ANNUAL
                         NUMBER OF   % OF TOTAL                           RATES OF STOCK PRICE
                         SECURITIES   OPTIONS                               APPRECIATION FOR
                         UNDERLYING  GRANTED TO EXERCISE OR                  OPTION TERM(2)
                          OPTIONS    EMPLOYEES  BASE PRICE  EXPIRATION --------------------------
NAME                     GRANTED(1)    IN FY      ($/SH)       DATE       5%($)        10%($)
----                     ----------  ---------- ----------- ---------- ------------ -------------
Boland T. Jones.........   250,000      7.04%     $ 24.50    12/31/02    $1,692,500 $   3,740,000
Patrick G. Jones........    50,000      1.41%       24.50    12/31/02       338,500       748,000
Jeffrey A. Allred.......   450,000     12.68%      23.375    08/11/05     5,025,000    12,029,000
D. Gregory Smith........ 250,000(3)     7.04%       24.50    12/31/02     1,692,500     3,740,000

--------
(1) All options were granted at the market value on the date of grant as determined by the Board of Directors.
(2) The dollar amounts under these calculations are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission (the "Commission") and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock or the present or future value of the options.
(3) All options to acquire 250,000 shares of Common Stock were canceled effective September 4, 1997.

AGGREGATE OPTION EXERCISES AND YEAR END OPTION VALUES

  The following table sets forth information concerning option exercises by each of the Named Executive Officers during the year ended December 31, 1997, and information concerning the value of unexercised options held by each of the Named Executive Officers as of December 31, 1997.

 AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                           SHARES                       OPTIONS AT FY-END           FY-END($)(2)
                         ACQUIRED ON     VALUE      ------------------------- -------------------------
NAME                      EXERCISE#  REALIZED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------------- ----------- ------------- ----------- -------------
Boland T. Jones.........   100,000    $ 2,597,710    1,523,624     480,000    $33,360,486  $12,489,600
Patrick G. Jones........       -0-            -0-      225,000      80,000      4,456,650    2,081,600
Jeffrey A. Allred.......       -0-            -0-      150,000     300,000        637,500    1,275,000
D. Gregory Smith........   893,624     20,140,430      360,000         -0-      9,367,200          -0-

--------
(1) These values have been calculated by subtracting the option exercise price from the market price of the Common Stock on the date of exercise and multiplying that figure by the total number of options exercised.
(2) These values have been calculated by subtracting the option exercise price from the market price of the Common Stock on The Nasdaq Stock Market's National Market on December 31, 1997, and multiplying that figure by the total number of exercisable/unexercisable options.

DIRECTORS' COMPENSATION

  Directors are reimbursed for reasonable expenses incurred by them in connection with their attendance at Board meetings. In 1997, Messrs. Baker, Pirtle, Mayer and Robert A. Jetmundsen were granted options to purchase 10,000 shares of Common Stock at an exercise price of $24.50 per share, the market value on the date of the grant. Mr. Jetmundsen's options vested on the date of the grant and the remaining options vest on the date of the 1998 Annual Meeting if the optionee is a member of the Board of Directors on that date. Mr. Mayer's options were canceled in April 1998 upon his resignation from the Board of Directors. Mr. Mayer also was granted options to purchase 50,000 shares of Common Stock in March 1997 at an exercise price of $16.75 per share, the market value on the date of the grant, and such options vested on the date of the grant.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with certain executive officers, as follows:

  Boland T. Jones. The base annual salary under Boland Jones' employment agreement was $210,000 for 1997. His base salary increases 5.0% each year, with additional increases, if any, as set by the Board of Directors. The term of Boland Jones' employment agreement expires on December 31, 1999; although it renews automatically for successive one-year terms unless either party elects not to renew at least 30 days prior to expiration of the term. The employment agreement provides that Boland Jones will not compete with the Company during the term of his employment and for one year thereafter. The Company may not terminate Boland Jones' employment without cause. If his employment is terminated for any reason, Boland Jones will be entitled to severance compensation of two and one-half times his base salary in effect on the date of termination.

  Boland Jones' employment agreement provided for annual performance bonus compensation equal to 1.5% of the Company's adjusted net income before interest and taxes, as determined in accordance with his employment agreement ("Adjusted EBIT"). This bonus arrangement has been terminated and in future years Boland Jones may receive bonus compensation at the discretion of the Board of Directors. In June 1997, Boland Jones agreed to waive any rights to bonuses otherwise due under his employment agreement for 1997. In consideration for such waiver, Boland Jones was granted options to acquire 250,000 shares of Common Stock at an exercise price of $24.50 per share, which was the market value on the date of the grant, and such options vested on December 31, 1997.

  In consideration for entering into certain amendments to his employment agreement in 1995, Boland Jones was granted options to acquire 1,440,000 shares of Common Stock at an exercise price of $1.61 per share. One-third of these options vested on each of November 5, 1996 and 1997 and the remaining one-third vest on November 5, 1998, subject to accelerated vesting upon a change in control of the Company or the termination of his employment agreement for any reason. Boland Jones' employment agreement also set the terms of certain other stock options granted to him and permits him to borrow funds from the Company for the exercise of options and warrants and the payment of taxes related to such options and warrants. Any such borrowings must be secured by shares acquired upon the exercise of the options and warrants, and the net proceeds from the sale of any such shares must be applied to the outstanding principal and interest owed to the Company.

  Patrick G. Jones. The base annual salary under Patrick Jones' employment agreement was $157,000 for 1997. His base salary increases 5.0% each year, with additional increases, if any, as set by the Board of Directors. The term of Patrick Jones' employment agreement expires on December 31, 1999; although it renews automatically for successive one-year terms unless either party elects not to renew at least 30 days prior to expiration of the term. The employment agreement provides that Patrick Jones will not compete with the Company during the term of his employment and for one year thereafter. The employment agreement also provides that the Company may terminate Patrick Jones' employment only for cause. Notwithstanding such provision, if his employment is terminated without cause, Patrick Jones will be entitled to severance compensation of two and one-half times his base salary in effect on the date of termination.

  Patrick Jones' employment agreement provided for annual performance bonus compensation equal to 0.45% of Adjusted EBIT. This bonus arrangement has been terminated and in future years Patrick Jones may receive bonus compensation at the discretion of the Board of Directors. In June 1997, Patrick Jones agreed to waive any rights to bonuses otherwise due under his employment agreement for 1997. In consideration for such waiver, Patrick Jones was granted options to acquire 50,000 shares of Common Stock at an exercise price of $24.50 per share, which was the market value on the date of the grant, and such options vested on December 31, 1997.

  In consideration for entering into his employment agreement, Patrick Jones was granted options to acquire 240,000 shares of Common Stock at an exercise price of $1.61 per share. One-third of these options vested on each of October 31, 1996 and 1997 and the remaining one-third vest on October 31, 1998, subject to accelerated vesting upon a change in control of the Company. Patrick Jones' employment agreement permits him to borrow funds from the Company for the exercise of options and warrants. Any such borrowings must be secured by shares acquired upon the exercise of the options and warrants, and the net proceeds from the sale of any such shares must be applied to the outstanding principal and interest owed to the Company.

  Jeffrey A. Allred. Under his employment agreement, Jeffrey Allred was paid a base annual salary of $200,000 for the year ended December 31, 1997, prorated for the period of his employment. Commencing in 1999, his base salary increases 5.0% each year, with additional increases, if any, as set by the Board of Directors. The term of Mr. Allred's employment agreement expires on August 11, 2002; although it renews automatically for successive one-year terms unless either party elects not to renew at least 30 days prior to expiration of the term. Mr. Allred's employment agreement provides that he will not compete with the Company during the term of his employment and for one year thereafter. The employment agreement also provides that the Company may terminate his employment only for cause. Notwithstanding such provision, if Mr. Allred's employment is terminated without cause, he will be entitled to severance compensation equal to two and one-half times his base salary in effect on the date of termination.

  Mr. Allred's employment agreement provides for bonus compensation of $50,000, which was paid in 1997. In future years, Mr. Allred may receive bonus compensation at the discretion of the Board of Directors. As a material inducement to his employment by the Company, Mr. Allred was granted options to acquire 450,000 shares of Common Stock at an exercise price of $23.375, which was the market value on the date of the grant. One-third of Mr. Allred's options vested on August 11, 1997 and the remaining two-thirds vest ratably on August 11, 1999 and 2000, subject to accelerated vesting upon a change in control of the Company. Mr. Allred's employment agreement permits him to borrow funds from the Company for the exercise of options and warrants. Any such borrowings must be secured by shares acquired upon the exercise of the options and warrants, and the net proceeds from the sale of any such shares must be applied to the outstanding principal and interest owed to the Company.

  Roy B. Andersen, Jr. In connection with the merger with Xpedite, Mr. Andersen's existing employment agreement with Xpedite continued in full force and effect. Under the terms of his employment agreement, Mr. Andersen is paid an annual base salary of $288,750 and an annual bonus of up to $135,000, subject to adjustment in any particular year. Mr. Andersen's base annual salary and his maximum annual bonus amount increase annually by the greater of five percent or the increase over the prior 12 months in the all cities Consumer Price Index, as published by the U.S. Bureau of Labor Statistics. Mr. Andersen's employment agreement, entered into as of April 30, 1997, has a three-year term, and is renewed automatically for a new three-year term on each anniversary date of the agreement, unless it is terminated by either party not less than 90 days prior to the anniversary date.

  Mr. Andersen is prohibited from competing with Xpedite during the term of his agreement and, following termination of his agreement, for the longer of two years or what would have been the remaining term of his agreement. In the event Mr. Andersen is unable to perform his duties on behalf of Xpedite as a result of illness or mental or physical disability or incapacity, payment of his base salary will continue for six months, after which such payments shall be suspended. Base salary payments would be resumed at such time as Mr. Andersen resumed his duties under his employment agreement. Upon termination of Mr. Andersen's employment agreement by Xpedite under certain circumstances, or upon the termination of such agreement by Mr. Andersen under certain circumstances (including upon a change in control of Xpedite), he will continue to receive payments of salary, bonus and benefits for the longer of two years or what would have been the remaining term of his agreement.

  In connection with the Xpedite merger, each outstanding option to acquire Xpedite common stock held by Mr. Andersen was converted into the right to acquire Premiere Common Stock and the Company agreed to assume the terms of these stock options, except that (i) the Company and its Compensation Committee will administer the stock option plans and (ii) the number of shares subject to the options and the exercise price were adjusted based upon the exchange ratio utilized in the merger. In order to facilitate Mr. Andersen's retention, the Company agreed to pay a "stay bonus" of $530,000, which vested as follows: $176,666 as of February 27, 1998, $176,000 on the 91st day after February 27, 1998 and $176,667 on the 121st day after February 27, 1998. The Company also agreed to pay Mr. Andersen a bonus of $250,000, which vested as of March 1, 1998, and which is payable on February 27, 1999. The Company is not required to pay these bonus amounts if Mr. Andersen terminates his employment without "good reason" or if he is terminated for "cause." On March 2, 1998, Mr. Andersen was also granted stock options to acquire 583,000 shares of the Company's Common Stock at an exercise price of $29.25 per share, the fair market value on the date of the grant. These options vest ratably on February 27, 1999, 2000, 2001 and 2002, and expire March 2, 2007, and will vest immediately upon the occurrence of certain events, including a change in control or a termination without cause.

  D. Gregory Smith. Mr. Smith's employment agreement was terminated effective November 29, 1997 in accordance with that certain Mutual Release dated December 5, 1997 (the "Mutual Release"). Under the Mutual Release, the Company and Mr. Smith acknowledged that Mr. Smith resigned as an officer and director of the Company, effective September 4, 1997, and as an employee, officer and director of Premiere Communications, Inc., effective November 29, 1997. The Company and Mr. Smith agreed that Mr. Smith would retain options to purchase 360,000 shares of Common Stock which were attributable to his services to the Company for 1997. Mr. Smith waived any right to options to purchase 120,000 shares of Common Stock which were attributable to his services to the Company for 1997 and options to purchase 250,000 shares of Common Stock which were granted in lieu of bonus compensation in June 1997, and agreed that all such options were canceled. In addition, Mr. Smith agreed to comply with certain restrictive covenants in his Employment Agreement, including his covenant not to compete. The Mutual Release also provides that the Company and Mr. Smith each released the other from any and all claims they have or may have against one another.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1997, the members of the Compensation Committee were George W. Baker, Sr. and Raymond H. Pirtle, Jr. Neither of Messrs. Baker or Pirtle has ever been an employee of the Company. Mr. Baker is Boland T. Jones' father-in-law.

  The Company has made previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part. However, the following Report of the Compensation Committee of the Board of Directors and Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee is responsible for recommending to the Board of Directors the compensation arrangements for the Company's senior management. Under rules established by the Commission, the Company is required to provide to shareholders a report of the committee(s) of the Board responsible for compensation recommendations that sets forth both the committee(s)' compensation policies applicable to the Company's executive officers and the committee(s)' bases for the chief executive officer's compensation for the last fiscal year. With respect to this requirement, the following report addresses the compensation of the executive officers.

  Compensation Policies Applicable to Executive Officers. Generally, in establishing levels of compensation for executive officers, the Compensation Committee considers all factors they deem appropriate, which may include, among others: (i) the Company's recent operating results compared to prior operating results; (ii) achievement of specific business initiatives; (iii) experience and special expertise; (iv) appropriate inducements to initial employment; and (v) alignment of the interests of executive officers with those of shareholders through award opportunities that can result in ownership of Common Stock. These factors, however, are only generally considered and all compensation decisions involve subjectivity.

  The Company has employment agreements with its executive officers, Boland T. Jones, Patrick G. Jones, Jeffrey A. Allred and Roy B. Andersen, Jr., and expects to enter into employment agreements with Harvey A. Wagner and William
P. Payne in the near future. See "--Employment Agreements." These employment agreements contain the general terms of each such officer's employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers' ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise. The Company terminated D. Gregory Smith's employment agreement in accordance with the Mutual Release. See "--Employment Agreements."

  At present, the executive compensation program comprises salary, certain bonus opportunities, long-term incentives in the form of stock options and participation in Company-wide benefit programs. The higher that one rises in the corporate hierarchy, the more the mix of compensation shifts towards reliance on stock-based awards. In determining 1997 salary levels, bonuses and stock option awards, the Compensation Committee took into account the Company's improved performance during 1996 and 1997.

  Bases for the Compensation of the Executive Officers During 1997. The salaries paid to Messrs. Boland Jones, Patrick Jones, Allred and Smith for the fiscal year ended December 31, 1997, were determined pursuant to their respective employment agreements. The base annual salaries of Messrs. Boland Jones, Patrick Jones, and Smith for the year ended December 31, 1997, were $210,000, $157,000 and $210,00, respectively, representing increases of 5% over their respective salaries for the year ended December 31, 1996, as provided in their employment agreements. Mr. Smith received the prorated portion of his salary through the date of his resignation as an employee of the Company in the amount of $178,929. Mr. Allred's base annual salary of $200,000 for the year ended December 31, 1997 was approved by the entire Board of Directors. In setting Mr. Allred's salary, the Board exercised its judgment and considered various factors, including his overall responsibilities and the importance of these responsibilities to the Company's success, his experience and ability, and his salary history.

  The employment agreements of Messrs. Boland Jones, Patrick Jones, and Smith provided annual incentives in the form of performance bonuses based on the level of the Company's adjusted net income before interest and taxes, as determined in accordance with their employment agreements. These bonus arrangements have been terminated and in future years Boland Jones and Patrick Jones may receive bonus compensation at the discretion of the Board of Directors. In June 1997, Messrs. Boland Jones, Patrick Jones, and Smith waived any rights to bonuses otherwise due under their employment agreements for 1997. In consideration for such waivers, Messrs. Boland Jones, Patrick Jones, and Smith were granted options to acquire 250,000, 50,000 and 250,000 shares of Common Stock, respectively, at an exercise price of $24.50 per share, the fair market value on the date of the grant, which options vested on December 31, 1997. These options were granted in lieu of bonus compensation to further align the interests of Messrs. Boland Jones, Patrick Jones and Smith with those of the Company's shareholders generally, and to provide further incentives to Messrs. Boland Jones, Patrick Jones and Smith to remain employed with the Company.

  Mr. Allred's employment agreement provides for bonus compensation of $50,000, which was paid in 1997. Mr. Allred was also granted options to acquire 450,000 shares of Common Stock at an exercise price of $23.375, the fair market value on the date of the grant. One-third of Mr. Allred's options vested on August 11, 1997 and the remaining two-thirds vest ratably on August 11, 1999 and 2000, subject to accelerated vesting upon a change in control of the Company. Mr. Allred's bonus and options were approved by the entire Board of Directors as material inducements to his employment.

  Mr. Smith's employment agreement was terminated in accordance with the Mutual Release. The Company and Mr. Smith agreed that he would retain options to purchase 360,000 shares of Common Stock which were attributable to his services to the Company for 1997. Mr. Smith waived any right to options to purchase 120,000 shares of Common Stock which were attributable to his services to the Company for 1997 and options to purchase 250,000 shares of Common Stock which were granted in June 1997 in lieu of his bonus, and agreed that all such options were canceled. In addition, Mr. Smith agreed to comply with certain restrictive covenants in his employment agreement, including his covenant not to compete. The Mutual Release also provided that the Company and Mr. Smith each released the other from any and all claims they have or may have against one another.

  Policy on Deductibility of Compensation. To the extent determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control affect the deductibility of compensation.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate tax deduction for compensation paid to executive officers to $1,000,000 unless certain requirements are met. The Compensation Committee believes that the Company's Amended and Restated 1995 Stock Plan complies with Section 162(m) and, therefore, stock options and stock appreciation rights granted under such plan should qualify for the corporate tax deduction.

  The Compensation Committee may design future compensation awards for the executive officers subject to the deduction limit so the corporate tax deduction is maximized without limiting the Compensation Committee's flexibility to attract and retain qualified executives to manage the Company. However, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m). The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  The foregoing report has been furnished by:

                                          Compensation Committee

                                          George W. Baker, Sr.
                                          Raymond H. Pirtle, Jr.

PERFORMANCE GRAPHS

  The following graph shows the cumulative total shareholder return on the Company's Common Stock, the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and a self-determined peer group of seven companies (the "1997 Peer Group"), for the period beginning March 5, 1996 (the date that trading first began on the Nasdaq National Market) and ending December 31, 1997. The graph assumes an investment in the Company's Common Stock and each index of $100 on March 5, 1996, and that all dividends were reinvested. The 1997 Peer Group is composed of the following companies: APAC Teleservices, Inc., Brite Voice Systems, General Magic Inc., West Teleservices, Inc., Boston Communication Group Inc., Executive Telecard, Ltd., and SmarTalk Teleservices, Inc. Total return calculations were prepared by the Center for Research in Security Prices, The University of Chicago ("CRSP").

                       [PERFORMANCE GRAPH APPEARS HERE]

                                       3/5/96 6/28/96 12/31/96 6/30/97 12/31/97
                                       ------ ------- -------- ------- --------
Premiere Technologies, Inc............ 100.0   120.0    95.2     99.0   105.2
S & P 500............................. 100.0   103.0   115.2    138.9   153.7
Self-Determined 1997 Peer Group....... 100.0   139.3   133.4     85.7    70.4

  The composition of the Company's self-determined peer group has been changed. The peer group used for comparison in the Company's proxy statement for its 1997 annual meeting of Shareholders (the "1996 Peer Group") included:
Electronic Data Systems Corp., E*TRADE Group, Inc., Executive Telecard, Ltd., NOVA Corporation, SmarTalk Teleservices, Inc. and WorldCom, Inc. Since the date of the Company's proxy statement for the 1997 annual meeting of shareholders, the Company has consummated several strategic acquisitions, including Voice-Tel Enterprises, Inc., its affiliate Voice-Tel Network Limited Partnership and substantially all of its franchisees; VoiceCom Holdings, Inc.; Xpedite; and American Teleconferencing Services, Ltd. As a result of these strategic acquisitions, Premiere has expanded its enhanced communications service offerings, and the Company believes that the new 1997 Peer Group more accurately reflects its broader line-of-business.

  The following graph shows the cumulative total shareholder return on the Company's Common Stock, the S&P 500 and the 1996 Peer Group, for the period beginning March 5, 1996 (the date that trading first began on the Nasdaq National Market) and ending December 31, 1997. The graph assumes an investment in the Company's Common Stock and each index of $100 on March 5, 1996, and that all dividends were reinvested. Total return calculations were prepared by the CRSP.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                       3/5/96 6/28/96 12/31/96 6/30/97 12/31/97
                                       ------ ------- -------- ------- --------
Premiere Technologies, Inc............ 100.0   120.0    95.2     99.0   105.2
S & P 500............................. 100.0   103.0   115.2    138.9   155.7
Self-Determined 1996 Peer Group....... 100.0   124.0   105.2    119.3   119.0

CERTAIN TRANSACTIONS

  In November 1995, the Company loaned Patrick G. Jones $90,000 in connection with Mr. Jones' transition from his previous employer to the Company. This unsecured loan was evidenced by a promissory note bearing interest at 6.11% per annum, the interest on which was payable beginning in November 1997 and continuing each year until November 1999. This loan and accrued interest were forgiven in January 1998.

  In December 1997, Boland T. Jones exercised an option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $0.52 a share, and the Company loaned Boland Jones approximately $973,000 to pay the exercise price for the shares and the federal and state taxes associated with the exercise of these stock options. This loan is evidenced by a recourse promissory note bearing interest at 6.0% per annum, which is secured by a pledge of the Common Stock acquired upon the exercise of the options. All principal and accrued interest are to be paid in December 2007.

  Jeffrey A. Allred was a partner of the law firm of Alston & Bird LLP from June 1996 until joining the Company in July 1997. Alston & Bird LLP rendered legal services to the Company and its subsidiaries in 1997 and is expected to render services to the Company and its subsidiaries in 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all
Section 16(a) forms they file.

  The Company is required to describe in this report whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Company's directors, all officers subject to the reporting requirements and each beneficial owner of more than ten percent of any class of the Company's Common Stock satisfied all applicable filing requirements except for the following: Raymond H. Pirtle, Jr. failed to timely file an initial report upon becoming a director in June of 1997 and Jeffrey A. Allred failed to timely file an initial report upon becoming an officer in August of 1997. The foregoing is based upon reports furnished to the Company and, in some cases, written representations and information provided to the Company by the persons required to make such filings.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP as auditors for the Company for the current fiscal year ending December 31, 1998. Arthur Andersen LLP served as independent auditors for the Company for the fiscal year ended December 31, 1997, and representatives of that firm of independent accountants are expected to be present at the Annual Meeting. Arthur Andersen LLP will have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the 1999 annual meeting of shareholders must be received by the Company on or before December 10, 1998 to be eligible for inclusion in the Company's Proxy Statement and proxy related to that meeting.

  The Company's Bylaws provide that shareholders seeking to bring business before a meeting of shareholders or to nominate candidates for election of directors at a meeting of shareholders must provide notice thereof not less than 60 nor more than 90 days prior to the meeting, and, in such notice, provide to the Company certain information relating to the proposal or nominee.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in accordance with their judgment.

  A COPY OF THE 1997 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND ALL AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO:
CORPORATE SECRETARY, PREMIERE TECHNOLOGIES, INC., 3399 PEACHTREE ROAD, N.E., THE LENOX BUILDING, SUITE 600, ATLANTA, GEORGIA 30326.

                                          By Order of the Board of Directors,

                                          /s/ Patrick G. Jones
                                          --------------------
                                          Patrick G. Jones
                                          Corporate Secretary

Atlanta, Georgia
July 7, 1998

                                     PROXY

                          PREMIERE TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Boland T. Jones and Patrick G. Jones, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of common stock, par value $.01 per share, or all the Series B voting preferred stock, par value $.01 per share, of Premiere Technologies, Inc. held of record by the undersigned at the close of business on May 20, 1998 at the Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on July 29, 1998, at the JW Marriott Hotel at Lenox, 3300 Lenox Road, N.E., Atlanta, Georgia, 30326 including any adjournments thereof.

  1.Election of the following nominees to serve as Class I directors for terms expiring at the annual meeting of shareholders in 2001:

   Nominees:             Jeffrey A. Allred and William P. Payne

   FOR nominees listed above [_]       WITHHOLD authority to vote [_] for
                                       nominees listed above

                (Instruction: To withhold authority
                to vote for any individual nominee,
                  write the nominee's name in the
                       space provided below)

                     _________________________

  2.In their discretion, to vote upon such other business as may properly come before the meeting.